UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2011
Thermo Fisher Scientific Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

81 Wyman Street
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 622-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2.2
EX-2.3

Item 2.01.	Completion of Acquisition or Disposition of Assets
     On August 23, 2011, Thermo Fisher Scientific Inc. (“Thermo Fisher”) acquired the outstanding share capital of CB Diagnostics Holding AB, a Swedish corporation (“CB Diagnostics Holding”), pursuant to a Sale and Purchase Agreement, entered into on May 19, 2011 and amended on August 18, 2011 (as amended, the “Purchase Agreement”), by and among CB Diagnostics Luxembourg S.À R.L, a Luxembourg corporation (the “Seller”), certain funds managed and advised by Cinven Limited and Thermo Fisher. CB Diagnostics Holding AB is the holding company for the Phadia group (“Phadia”), a global leader in allergy and autoimmunity diagnostics.
     In consideration for the outstanding share capital of CB Diagnostics Holding, Thermo Fisher paid the Seller approximately €1.057 billion in cash (the “Cash Consideration”) and repaid certain indebtedness of approximately €1.412 billion owed by Phadia to the Seller and third party lenders (the “Debt Repayment Amount,” and together with the Cash Consideration, the “Purchase Price”). €75 million of the Cash Consideration has been deposited into an escrow account for a limited period of time to satisfy any claims brought by Thermo Fisher for breaches of warranties and covenants under the Purchase Agreement and the accompanying warranty deed, entered into on May 19, 2011 and amended on August 23, 2011 (as amended, the “Warranty Deed”), among Thermo Fisher, Igenza Cin AB, the Michael Land Family Trust and certain members of the management of Phadia.
     The brief description of the Purchase Agreement and the Warranty Deed set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Warranty Deed, which are filed as Exhibits 2.1 and 2.2, and 2.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
     Thermo Fisher obtained funds for payment of the Purchase Price through the issuance on August 16, 2011 of $1.0 billion aggregate principal amount of 2.250% Senior Notes due 2016 and $1.1 billion aggregate principal amount of 3.600% Senior Notes due 2021 in a public offering pursuant to a registration statement on Form S-3 (File No. 333-166176) and a preliminary prospectus supplement and prospectus supplement related to the offering of such notes, each as filed with the Securities and Exchange Commission (the “SEC”), which transactions are collectively referred to as the “Notes Offering.” The foregoing description of the Notes Offering does not purport to be complete and is qualified in its entirety by reference to the description of the Notes Offering contained in Item 1.01 of Thermo Fisher’s Current Report on Form 8-K filed with the SEC on August 16, 2011, which description is incorporated herein by reference.
     Thermo Fisher obtained additional funds for payment of the Purchase Price as further described under Item 2.03 below, which description is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Between August 16 and August 18, 2011, Thermo Fisher issued a total of $1.0 billion of commercial paper notes (the “Initial CP Notes”) under its previously reported U.S. commercial paper program to finance a portion of the Purchase Price. The maturities of the Initial CP Notes are between August 29, 2011 and July 16, 2012. The weighted average yield of the Initial CP Notes, including issuance costs, is 0.4407%.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.
Date: August 24, 2011	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Sale and Purchase Agreement dated May 19, 2011 among Thermo Fisher Scientific Inc., CB Diagnostics Luxembourg S.À R.L, and certain funds managed and advised by Cinven Limited (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on May 24, 2011 (File No. 1-8002) and incorporated in this Form 8-K by reference)

2.2	Amendment dated August 18, 2011, to Sale and Purchase Agreement dated May 19, 2011 among Thermo Fisher Scientific Inc., CB Diagnostics Luxembourg S.ÀR.L., and certain funds managed and advised by Cinven Limited

2.3*	Amended and Restated Warranty Deed dated as of August 23, 2011 among Thermo Fisher Scientific Inc., Igenza Cin AB, the Michael Land Family Trust and the warrantors named as parties thereto

*	Certain schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of such schedules to the U.S. Securities and Exchange Commission upon request.